Exhibit 10.11

Dienstvertrag	Service Contract

zwischen	between

INNIO Holding GmbH Nymphenburger Straße 5 80335 München/Munich Deutschland/Germany

– im Folgenden „Gesellschaft“ genannt –	– hereinafter referred to as „Company“ –

und	and

Herrn/Mr Dr Olaf Berlien Amselweg 9 40883 Ratingen, Deutschland/Germany

– im Folgenden	– hereinafter referred to as
“President & CEO, Executive Board Member INNIO N.V.” oder „President & CEO“ genannt;	“President & CEO, Executive Board Member INNIO N.V.” or “President & CEO”;

Gesellschaft und President & CEO zusammen „Parteien“ genannt –	Company and President & CEO together referred to as “Parties” –

Präambel	Preamble

Dr. Olaf Berlien wurde durch Beschluss der Gesellschafterversammlung vom 1. September 2025 mit sofortiger Wirkung zum Geschäftsführer der Gesellschaft bestellt. Zur Regelung des zugrunde liegenden Anstellungsverhältnisses haben die Parteien den Dienstvertrag vom 1. Oktober 2025 und die Ergänzungsvereinbarung vom Februar 2026 geschlossen.

Dr Olaf Berlien was appointed Managing Director of the Company by resolution of the shareholder’s meeting of 1 September 2025 with immediate effect. To govern the underlying service relationship, the Parties have entered into the service agreement dated 1 October 2025 and the addendum dated February 2026.

Seite 1 von 22

Mit Wirksamwerden des geplanten grenzüberschreitenden Formwechsels der Gesellschaft in die INNIO Group Holding B.V. wird der Geschäftsführer kraft Gesetzes zum gesetzlichen Geschäftsführer der INNIO Group Holding B.V.

Upon the effectiveness of the envisaged cross-border conversion of the Company into INNIO Group Holding B.V., the managing director shall, by operation of law, become a statutory director of INNIO Group Holding B.V.

Nach Vollzug des grenzüberschreitenden Formwechsels ist vorgesehen, die INNIO Group Holding B.V. in die INNIO N.V. umzuwandeln und eine Börsennotierung an der National Association of Securities Dealers Automated Quotations („NASDAQ“) anzustreben. Mit Wirksamwerden des geplanten Formwechsels der INNIO Group Holding B.V. in die INNIO N.V. soll der Geschäftsführer zum Vorstandsmitglied der INNIO N.V. bestellt werden. Sein Titel soll “President & CEO, Executive Board Member INNIO N.V.” lauten.

Following the cross-border conversion, it is envisaged that INNIO Group Holding B.V. will be converted into INNIO N.V. and listed on the National Association of Securities Dealers Automated Quotations („NASDAQ“). Upon the effectiveness of the envisaged conversion of INNIO Group Holding B.V. into INNIO N.V., the Managing Director shall be appointed as an executive board member of INNIO N.V. His title shall be “President & CEO, Executive Board Member INNIO N.V.”.

Vor diesem Hintergrund vereinbaren die Gesellschaft und der künftige President & CEO Folgendes:	Against this background, the Company and the future President & CEO agree as follows:

1. Grundlagen	1. Basics

1.1.
Der President & CEO wird die Geschäfte der Gesellschaft nach Maßgabe der Gesetze, der Satzung der Gesellschaft und der Geschäftsordnung einschließlich Geschäftsverteilungsplan in der jeweils gültigen Fassung mit der Sorgfalt eines ordentlichen und gewissenhaften Geschäftsmanns für den Vorstand führen. Sein Titel soll “President & CEO, Executive Board Member INNIO N.V.” lauten.

1.1.
The President & CEO shall manage the Company's affairs in accordance with the law, the Company's articles of association and the rules of procedure including the division of responsibilities as amended from time to time, with the diligence of a prudent and conscientious business man for the board. His title shall be “President & CEO, Executive Board Member INNIO N.V.”.

1.2.
Die Parteien sind sich darüber einig, dass der President & CEO bei der Ausübung seiner Dienste die Vorgaben des nationalen Recht der Bundesrepublik Deutschland sowie des Königreiches der Niederlande, kapitalmarktrechtliche Vorgaben der Vereinigten Staaten von Amerika, Regeln der US-amerikanischen Börsenaufsicht Securities and Exchange Commission und der NASDAQ sowie Vorgaben des jeweiligen Corporate Governance Kodexes zu wahren hat.

1.2.
The Parties agree that, performing his duties, the President & CEO shall comply with the provisions of the national law of Federal Republic of Germany and of the Kingdom of the Netherlands, capital markets regulations of the United States of America, regulations of the US Securities and Exchange Commission and the rules of the NASDAQ, and provisions of the relevant Corporate Governance Code shall be observed.

Seite 2 von 22

1.3.
Der President und CEO verpflichtet sich, die Regeln und Richtlinien des Unternehmens, insbesondere zur Vermeidung von Insider-Handel, die von diesem von Zeit zu Zeit festgelegt werden, jeweils in ihrer jeweils gültigen Fassung, einzuhalten und zu befolgen, sofern sie dem Geschäftsführer übermittelt oder zur Verfügung gestellt wurden (jeweils „Policy“).

1.3.
The President & CEO agrees to observe and comply with the rules and policies of the Company, in particular those relating to the prevention of insider trading, as adopted by the Company from time to time, in each case, as amended from time to time, and as delivered or made available to Executive (each, a “Policy”).

1.4.
Der President & CEO wird der Gesellschaft seine volle Arbeitskraft widmen und deren Belange nach bestem Wissen und Gewissen fördern. Der President & CEO ist bekannt und damit einverstanden, dass die Tätigkeit mit Dienstreisen, auch ins Ausland, verbunden ist.

1.4.
The President & CEO shall devote his full working capacity to the Company and promote its interests to the best of his knowledge and belief. The President & CEO is aware and accepts that the role involves business travel, including travel abroad.

1.5.
Der President & CEO wird auf Verlangen des Vorstandes ohne gesonderte Vergütung Organtätigkeiten, Aufsichtsratsmandate und ähnliche Ämter in mit der Gesellschaft im Sinne von §§ 15 ff. AktG verbundenen Unternehmen („Verbundene Unternehmen“) übernehmen. Eine etwaige Übernahme von zusätzlichen Ämtern oder Funktionen ist durch die Zahlung der Grundvergütung gemäß Ziffer 1.1 dieses Dienstvertrages abgegolten. Sofern der President & CEO eine gesonderte Vergütung erhält, ist diese auf die Vergütung nach diesem Dienstvertrag anzurechnen. Dasselbe gilt für Tätigkeiten in Verbänden, denen die Gesellschaft angehört, oder Ehrenämter. Der President & CEO wird diese etwaigen zusätzlich übernommenen Ämter niederlegen, wenn der Vorstand dies wünscht oder dieser Dienstvertrag endet.

1.5.
At the request of the board, the President & CEO shall, without separate remuneration, assume executive functions, supervisory board mandates and similar offices in companies affiliated with the Company within the meaning of sections 15 et seq. of the German Stock Corporation Act (“AktG”) ("Affiliated Companies"). Any assumption of additional offices or functions shall be remunerated by the payment of the base salary in accordance with clause 1.1 of this Service Contract. If the President & CEO receives separate remuneration, this shall be set off against the remuneration under this Service Contract. The same applies to activities in associations to which the Company belongs, or to honorary positions. The President & CEO shall resign from any such additional positions if the board so requests or if this Service Contract terminates.

2. Vergütung	2. Remuneration

Die Vergütung des President & CEO setzt sich wie folgt zusammen:	The remuneration of the President & CEO shall be composed as follows:

Seite 3 von 22

2.1. Grundvergütung	2.1. Base Salary

2.1.1. Ab Beginn des Monats, in dem dieser Dienstvertrag in Kraft tritt, erhält der President & CEO eine Grundvergütung in Höhe von EUR 925.000,00 brutto pro Jahr.	2.1.1. From the start of the month in which this Service Contract comes into force, the President & CEO shall receive a base salary of EUR 925,000.00 gross per annum.

2.1.2. Die Auszahlung der Grundvergütung erfolgt in monatlichen Teilbeträgen in Höhe von EUR 77.083,33 brutto nachträglich zum Monatsende.	2.1.2. The base salary shall be paid in monthly instalments of EUR 77,083.33 gross in arrears at the end of each month.

2.1.3. Bei Beginn oder Ende des dieses Vertrages während eines laufenden Jahres oder Monats wird die Grundvergütung entsprechend zeitanteilig ermittelt.	2.1.3. If this contract commences or terminates during a current year or month, the basic remuneration shall be calculated on a pro rata basis.

2.1.4. Die Auszahlung jeglicher Vergütung erfolgt jeweils nach Abzug der gesetzlichen Abgaben.	2.1.4. Any payment shall be made after deduction of statutory contributions.

2.1.5.
Eventuelle Überstunden, Mehr-, Nacht-, Sonn- und Feiertagsarbeit sowie Leistungen aufgrund bestehender oder künftiger Ämter und Funktionen in Verbundenen Unternehmen sind mit der Grundvergütung abgegolten.

2.1.5.
Any overtime, additional work, night work, work on Sundays and public holidays, as well as services rendered in connection with existing or future offices and functions in Affiliated Companies, are covered by the base salary.

2.2. Short Term Incentive	2.2. Short Term Incentive

2.2.1. Der President & CEO erhält nach den nachstehenden Bedingungen einen jährlichen Short Term Incentive („STI“) Bonus.	2.2.1. The President & CEO shall receive an annual Short-Term Incentive ("STI") bonus in accordance with the following terms and conditions.

2.2.2.
Der jährliche Zielbetrag für den STI Bonus entspricht bei einer Zielerreichung von 100% dem Betrag in Höhe von 100% der jeweils zum Ablauf des Referenzzeitraums zu zahlenden Grundvergütung. Der jährliche Zielbetrag für den STI Bonus beträgt somit EUR 925.000,00 brutto.

2.2.2.
The annual target amount for the STI bonus corresponds, upon 100% target achievement, to 100% of the base salary payable at the end of the reference period. The annual target amount for the STI bonus is therefore EUR 925,000.00 gross.

2.2.3.
Die Höhe des STI Bonus kann zwischen 0% und 150% (Cap) des Zielbetrages liegen. Die betragsmäßige Höchstgrenze des STI Bonus beträgt somit EUR 1.387.500,00 brutto (150% des Zielbetrags). Die Höhe des tatsächlich zur Auszahlung kommenden STI Bonus richtet sich nach dem Erreichen der jährlich festgelegten Ziele. Die Ziele sowie der Zielerreichungsgrad werden von der Gesellschaft nach pflichtgemäßem Ermessen festgelegt.

2.2.3.
The amount of the STI bonus may range between 0% and 150% (cap) of the target amount. The maximum amount of the STI bonus is therefore EUR 1,387,500.00 gross (150% of the target amount). The amount of the STI bonus actually paid out depends on the achievement of the targets set annually. The targets and the degree of target achievement shall be determined by the Company at its discretion.

Seite 4 von 22

2.2.4.
Im Falle außerordentlicher Entwicklungen ist die Gesellschaft berechtigt, die Höhe des STI Bonus zu begrenzen. Auch kann die Gesellschaft nach freiem Ermessen zusätzlich zum STI Sonderleistungen, Gratifikationen oder ähnliches einmalig oder wiederholt gewähren. Bei diesen Sonderleistungen, Gratifikationen oder ähnlichem handelt es sich in jedem Falle um freiwillige Zuwendungen. Ein Rechtsanspruch kann aus erhaltenen Zahlungen nicht abgeleitet werden.

2.2.4.
In the event of extraordinary developments, the Company shall be entitled to limit the amount of the STI bonus. The Company may also, at its sole discretion, grant special payments, bonuses or similar benefits, either on a one-off or recurring basis, in addition to the STI bonus. Such special payments, bonuses or similar benefits are, in all cases, voluntary payments. No legal entitlement can be derived from any payments received.

2.2.5.
Wird von der Gesellschaft ein für den President & CEO geltender STI‑Bonusplan aufgestellt oder werden anderweitig spezifische Bonuskriterien festgelegt, so werden diese dem President & CEO bekanntgegeben und gelten ab diesem Zeitpunkt als Bestandteil dieses Vertrags für den jeweils maßgeblichen Zeitraum.

2.2.5.
If the Company establishes an STI bonus plan applicable to the President & CEO or otherwise sets out specific bonus criteria, these shall be communicated to the President & CEO and shall, from that point onwards, form part of this contract for the relevant period.

2.2.6. Beginnt oder endet dieser Vertrag während des laufenden Bonusjahres wird die variable Vergütung nach Ablauf der Bonusperiode zeitanteilig ermittelt und der ermittelte Betrag ausgezahlt.
2.2.6.
If this contract commences or terminates during the current bonus year, the variable remuneration shall be calculated on a pro rata basis at the end of the bonus period and the calculated amount paid out.

2.2.7. Ein Anspruch auf den STI Bonus besteht nicht für Zeiträume, in denen der President & CEO keinen Anspruch auf Grundvergütung gemäß Ziffer 2.1 hat.	2.2.7. There is no entitlement to the STI bonus for periods during which the President & CEO is not entitled to the basic remuneration in accordance with clause 2.1.

2.3. Long Term Incentive	2.3. Long Term Incentive

Es ist beabsichtigt, dass der President & CEO berechtigt sein soll, erstmals ab dem Geschäftsjahr 2027 an einem noch abschließend auszugestaltenden Long Term Incentive („LTI“)-Programm teilzunehmen. Der jährliche Zielbetrag für den LTI entspricht bei einer Zielerreichung von 100% dem Betrag in Höhe von 130 % der jeweils zum Ablauf des Referenzzeitraums zu zahlenden Grundvergütung. Die Bedingungen des LTI-Programms werden zwischen der das Programm auflegenden Gesellschaft und dem President & CEO in einer gesonderten Vereinbarung geregelt; sie sind nicht Gegenstand dieses Dienstvertrags.

It is intended that the President & CEO shall be entitled to participate in a Long-Term Incentive (“LTI”) scheme, the final details of which are yet to be determined, with effect from the 2027 financial year. The annual target amount for the LTI corresponds, upon 100% target achievement, to 130% of the base salary payable at the end of the reference period. The terms of the LTI scheme will be set out in a separate agreement between the Company establishing the LTI scheme and the President & CEO; they are not covered by this Service Contract.

Seite 5 von 22

2.4. Anpassung der Vergütung	2.4. Adjustment of Remuneration

2.4.1. Die Gesellschaft überprüft die Vergütung regelmäßig im Einklang mit den für die Gesellschaft jeweils gültigen Regelungen.	2.4.1. The Company shall review the remuneration on a regular basis in accordance with the established policies applicable to the Company at any given time.

2.4.2.
Der President & CEO wird einer Änderung dieses Dienstvertrages zustimmen, die erforderlich ist, um die Vorgaben des nationalen Recht und des jeweiligen Corporate Governance Kodexes sowie vergleichbare Vorgaben einzuhalten.

2.4.2.
The President & CEO shall consent to any amendment to this Service Contract that is necessary to comply with the requirements of national law and the relevant Corporate Governance Code, as well as comparable requirements.

2.5. Dienstverhinderung	2.5. Inability to Perform Duties

2.5.1. Im Falle jeder Dienstverhinderung ist der President & CEO verpflichtet, seine Dienstverhinderung und voraussichtliche Dauer dem Vorstand unverzüglich anzuzeigen.	2.5.1. In the event of any inability to perform duties, the President & CEO is obliged to notify the Board of Directors immediately of his absence and its expected duration.

Er wird einen geeigneten Vertreter auf vordringlich zu erledigende Aufgaben hinweisen und dafür Sorge tragen, dass unaufschiebbare Aufgaben erledigt werden.	He shall inform a suitable deputy of the tasks that require immediate attention and will ensure that urgent tasks are carried out.

2.5.2.
Im Falle der Erkrankung oder sonstiger unverschuldeter Dienstverhinderung werden dem President & CEO die Vergütung nach Maßgabe von Ziffer 2 dieses Dienstvertrages für die Dauer von drei Monaten, längstens aber bis zum Ende dieses Dienstvertrages fortgezahlt.

2.5.2.
In the event of illness or other incapacity through no fault of his own, the President & CEO shall continue to receive the remuneration in accordance with clause 2 of this Service Contract for a period of three months, but at the latest until the end of this Service Contract.

2.5.3.
Die Nebenleistungen gemäß Ziffer 3 dieses Dienstvertrages werden bei Erkrankung und unverschuldeter Dienstverhinderung für die Dauer von bis zu drei Monaten, längstens aber bis zum Ende dieses Dienstvertrages weitergewährt, soweit nicht im Dienstvertrag anderes geregelt ist.

2.5.3.
The fringe benefits in accordance with clause 3 of this Service Contract shall continue to be granted in the event of illness or incapacity for work through no fault of the President & CEO for a period of up to three months, but at the latest until the end of this Service Contract, unless otherwise stipulated in the Service Contract.

2.5.4.
Die Zahlungen während einer Erkrankung und unverschuldeter Dienstverhinderung gemäß Ziffer 2.5.2 und Ziffer 2.5.3 dieses Dienstvertrages vermindern sich um diejenigen Beträge, die der President & CEO für diesen Zeitraum als Krankengeld, Krankentagegeld oder Rente von Dritten erhält, soweit die Leistungen nicht ausschließlich auf

2.5.4.
Payments during illness and absence from work through no fault of the President & CEO pursuant to clause 2.5.2 and clause 2.5.3 of this Service Contract shall be reduced by any amounts received by the President & CEO from third parties for this period as sick pay, daily sickness allowance or pension, provided that such benefits are not based exclusively on the

Seite 6 von 22

seinen Beiträgen beruhen. Der President & CEO ist verpflichtet, die Gesellschaft unverzüglich und vollständig über derartige Zahlungen zu informieren.	President & CEO's contributions. The President & CEO is obliged to inform the Company immediately and in full of any such payments.

3. Nebenleistungen	3. Fringe Benefits

3.1. Firmenwagen	3.1. Company Car

3.1.1.
Die Gesellschaft stellt dem President & CEO zur Ausübung seiner Tätigkeit nach seiner Wahl entweder einen Firmenwagen (BMW 7er-Reihe oder vergleichbar) oder eine gleichwertige Mietwagenflexibilität (z.B. SIXT Unlimited Abonnement oder vergleichbares Mietwagenkonzept) zur Verfügung. Der President & CEO ist berechtigt, den Firmenwagen auch privat zu nutzen.

3.1.1.
The Company shall provide the President & CEO, at his election, with either a company car (BMW 7 series or similar) or an equivalent rental car flexibility solution (e.g. SIXT Unlimited subscription or similar rental car concept) for the performance of his duties. The President & CEO is entitled to use the company car for private purposes as well.

3.1.2. Die Steuer für den geldwerten Vorteil der Privatnutzung trägt der President & CEO.	3.1.2. The tax on the monetary benefit arising from private use shall be borne by the President & CEO.

3.1.3.
Bei Widerruf der Firmenwagen-überlassung oder bei Beendigung des Dienstvertrages ist der Firmenwagen nebst Schlüssel, Fahrzeugpapieren, Tank- /Ladekarten und Zubehör unverzüglich an die Gesellschaft zu übergeben. Der President & CEO hat kein Zurückbehaltungsrecht an dem Firmenwagen und keinen Anspruch auf Abgeltung entgangener Gebrauchsvorteile.

3.1.3.
Upon revocation of the provision of the company car or at termination of the Service Contract, the company car, together with the keys, vehicle documents, fuel/charging cards and accessories, must be handed over to the Company without delay. The President & CEO has no right of retention over the Company car and no claim to compensation for lost benefits of use.

3.1.4. Im Übrigen gelten die Bestimmungen der INNIO Car Policy Europe.	3.1.4. In all other respects, the provisions of the INNIO Car Policy Europe shall apply.

3.2. (Teil-)Übernahme der Kosten für Kranken-, Renten- und Pflegeversicherung	3.2. (Partial) Coverage of Costs for Health, Pension and Long-Term Care Insurance

3.2.1.
Auch soweit keine gesetzliche Versicherungspflicht besteht, gewährt die Gesellschaft dem President & CEO zum Zwecke der (Teil-)Übernahme der Kosten monatliche Zuschüsse zur Kranken-, Renten- und Pflege-versicherung des President & CEO. Die einzelnen Zuschüsse entsprechen in ihrer Höhe der Hälfte der vom President & CEO gezahlten Beiträge, höchstens jedoch dem jeweils unter Berücksichtigung der jeweils geltenden Beitragsbemessungsgrenzen gesetzlich geschuldeten Höchstbetrag

3.2.1.
Even where there is a statutory obligation to take out insurance, the Company shall pay the President & CEO monthly contributions towards the President & CEO's health, pension and long-term care insurance. The amount of each contribution corresponds to half of the contributions paid by the President & CEO, but shall not exceed the maximum amount of the employer's contribution to statutory health, pension and long-term care insurance as required by law, taking into account the

Seite 7 von 22

des Arbeitgeberanteils der gesetzlichen Kranken-, Renten-und Pflegeversicherung.	applicable contribution assessment limits.

3.2.2. Eine Lohnsteuer für die von der Gesellschaft gewährten Zahlungen trägt der President & CEO.	3.2.2. The President & CEO shall bear any income tax on the payments granted by the Company.

3.2.3.
Die von der Gesellschaft gewährten Zahlungen werden dem President & CEO jeweils am Kalendermonatsende gezahlt, soweit keine Pflicht der Gesellschaft besteht die Beiträge direkt an Sozialversicherungsträger abzuführen.

3.2.3.
The payments granted by the Company shall be paid to the President & CEO at the end of each calendar month, provided that the Company is not obliged to pay contributions to social security institutions directly.

3.3. Abschluss von Versicherungen zugunsten des President & CEO	3.3. Taking Out Insurance Policies in Favor of the President & CEO

3.3.1.
Die Gesellschaft schließt für die Dauer dieses Dienstvertrages auf ihre Kosten zugunsten des President & CEO folgende Versicherungen ab bzw. schließt den President & CEO in etwaig bestehende Gruppenverträge ein:

3.3.1.
For the duration of this Service Contract, the Company shall, at its own expense, take out the following insurances in favor of the President & CEO or includes the President & CEO in any existing group contracts:

(i) eine angemessene Strafrechts-schutzversicherung;	(i) appropriate criminal law insurance

(ii) eine angemessene Vermögensschaden-Haftpflichtversicherung (D&O) für den Fall, dass der President & CEO wegen einer in Ausübung seiner Tätigkeit begangenen Pflichtverletzung von einem Dritten oder der Gesellschaft aufgrund gesetzlicher Haftpflicht-bestimmungen privatrechtlichen Inhalts für einen Vermögensschaden in Anspruch genommen wird.

(ii) appropriate directors' and officers' liability insurance (D&O) for the event that the President & CEO is held liable by a third party or the Company for financial loss pursuant to statutory liability provisions under private law, arising from a breach of duty committed in the course of his duties.

3.2.2.
Die Gesellschaft wird die Vermögensschaden-Haftpflichtversicherung (D&O) für die Dauer ab Inkrafttreten dieses Dienstvertrages bis zum Ablauf von fünf Kalenderjahren nach seiner Abberufung als Vorstandsmitglied unterhalten.

3.3.2.
The Company shall maintain D&O insurance for the period from the commencement of this Service Contract until the expiry of five calendar years following his removal from office as executive board member.

3.2.3. Ein Anspruch auf Leistungen besteht nur nach Maßgabe der Versicherungsbedingungen, die der President & CEO in Kopie von der Gesellschaft zur Verfügung gestellt werden.	3.2.3. A claim for benefits shall only arise in accordance with the terms and conditions of the insurance policy, a copy of which, shall be provided to the President & CEO by the Company.

Seite 8 von 22

3.2.4.
Die Gesellschaft wird dem President & CEO jeweils eine Kopie des Versicherungsscheins sowie eine Kopie der Versicherungsbedingungen zur Verfügung stellen. Auch nach seiner Abberufung hat der President & CEO bis zum Ablauf von fünf Kalenderjahren nach seiner Abberufung ein Auskunftsrecht in Bezug auf den Versicherungsschein der bestehenden Vermögensschaden Haftpflichtversicherung und die Versicherungsbedingungen dieser bestehenden Vermögensschaden-Haftpflichtversicherung.

3.2.4.
The Company shall provide the President & CEO with a copy of the insurance policy and a copy of the insurance terms and conditions. Even after his removal from office, the President & CEO shall retain a right to information regarding the D&O insurance policy and the terms and conditions of the present D&O insurance until the expiry of five calendar years following his removal from office.

3.2.5. Eine Lohnsteuer auf die Leistungen nach dieser Ziffer 3.3 dieses Dienstvertrages trägt der President & CEO.	3.2.5. The President & CEO shall bear any income tax on the benefits under this clause 3.3 of this Service Contract.

4. Erstattung von Reisekosten	4. Reimbursement of Travel Expenses

4.1.
Soweit sich der President & CEO bei seinen geschäftlichen Reisen öffentlicher Verkehrsmittel bedient, ist er berechtigt, die erste Klasse zu benutzen, bei Flügen grundsätzlich die Business Class und bei Übernachtflügen die First Class.

4.1.
Insofar as the President & CEO uses public transport for business travel, he is entitled to travel first class; for flights, he is in principle entitled to fly business class and, for overnight flights, first class.

4.2. Im Übrigen gelten die Bestimmungen der INNIO Reisekostenrichtlinie in ihrer jeweils gültigen Fassung.	4.2. In all other respects, the provisions of the INNIO Travel Expenses Policy shall apply as amended from time to time.

5. Urlaub	5. Annual Leave

5.1.
Der President & CEO hat Anspruch auf einen bezahlten Jahresurlaub von 30 Arbeitstagen. Der Urlaub ist unter Berücksichtigung der Belange der Gesellschaft im Einvernehmen mit den anderen Vorstandsmitgliedern festzulegen.
5.1. The President & CEO is entitled to 30 working days' paid annual leave. The leave shall be scheduled in consultation with the other board members, taking into account the interests of the Company.

5.2.
Der Jahresurlaub ist grundsätzlich im jeweiligen Kalenderjahr zu nehmen. Kann der President & CEO Urlaub nicht nehmen, weil die Interessen der Gesellschaft entgegenstehen, so ist der restliche Urlaubsanspruch auf das nächste Jahr zu übertragen. Übertragener Resturlaub kann bis zum 31.03. des Folgejahres genommen werden. Mit Ablauf des 31.03. des Folgejahres erlischt nicht genommener Resturlaub des Vorjahres ersatzlos.

5.2.
Annual leave must generally be taken during the relevant calendar year. If the President & CEO is unable to take leave because this conflicts with the interests of the Company, the remaining leave entitlement shall be carried over to the following year. Any carried over leave may be taken until 31 March of the following year. By end of 31 any untaken leave from the previous year will lapse without compensation

Seite 9 von 22

5.3. Der President & CEO wird dafür sorgen, dass er auch im Urlaub kurzfristig erreichbar ist, und den anderen Vorstandsmitgliedern die entsprechenden Kontaktmöglichkeiten mitteilen.	5.3. The President & CEO shall ensure that he remains contactable at short notice whilst on leave and shall provide the other board members with the relevant contact details.

5.4. Eine finanzielle Abgeltung von Urlaubsansprüchen ist ausgeschlossen.	5.4. Financial compensation for leave entitlements shall be excluded.

6. Nebentätigkeiten	6. Secondary Activities

6.1. Eine entgeltliche oder unentgeltliche Nebentätigkeit, ein Amt als Aufsichtsrat, Beirat oÄ oder ein Ehrenamt darf der President & CEO nur mit schriftlicher Einwilligung der Gesellschaft übernehmen.
6.1.
The President & CEO may only undertake secondary activities, whether remunerated or unpaid, a position on a supervisory board, advisory board or similar body, or an honorary position with the written consent of the Company.

6.2. Der President & CEO ist verpflichtet, Änderungen der Nebentätigkeiten gegenüber der Gesellschaft anzuzeigen.	6.2. The President & CEO is obliged to notify the Company of any changes to his secondary activities.

6.3. Die Gesellschaft kann die Einwilligung jederzeit widerrufen.	6.3. The Company may revoke its consent at any time.

6.4.
Eine Liste mit Nebentätigkeiten des President & CEO, in deren Übernahme die Gesellschaft zum Zeitpunkt des Abschlusses dieses Dienstvertrages eingewilligt hat, ist diesem Dienstvertrag als Anlage 1 beigefügt.

6.4.
A list of the President & CEO's secondary activities, the undertaking of which the Company consented to at the time of conclusion of this Service Contract, is attached to this Service Contract as Annex 1.

6.5.
Im Fall eines Verstoßes gegen die Anzeige- und Genehmigungs-pflichten nach dieser Ziffer 6 kann die Gesellschaft Schadensersatz fordern, oder verlangen, dass die für Rechnung des President & CEO getätigten Geschäfte als für ihre Rechnung geschlossen angesehen werden. Bezüglich der für fremde Rechnung geschlossenen Geschäfte kann die Gesellschaft die Herausgabe der hierfür bezogenen Vergütung oder die Abtretung des Anspruchs auf Vergütung verlangen.

6.5.
In the event of a breach of the notification and approval obligations set out in this clause 6, the Company may claim damages or demand that transactions carried out on behalf of the President & CEO be deemed to have been concluded on its own behalf. With regard to transactions concluded on behalf of third parties, the Company may demand the surrender of any remuneration received in this connection or the assignment of the claim to such remuneration

7. Wettbewerbsverbot	7. Covenant not to Compete

7.1. Der President & CEO wird nicht ohne vorherige schriftliche Einwilligung der Gesellschaft während der Dauer dieses Vertrages in selbständiger, unselbständiger oder sonstiger Weise	7.1. During the term of this Service Contract, the President & CEO shall not, without the prior written consent of the Company, work for any undertaking, whether in a self-employed, employed

Seite 10 von 22

für ein Unternehmen tätig werden, welches mit der Gesellschaft in direktem oder indirektem Wettbewerb steht oder mit einem Wettbewerbsunternehmen verbunden ist.	or other capacity, which is in direct or indirect competition with the Company or is affiliated with a competing undertaking.

7.2.
In gleicher Weise ist es ihm untersagt, während der Dauer dieses Vertrages ein solches Unternehmen zu errichten, zu erwerben oder sich hieran unmittelbar oder mittelbar zu beteiligen. Anteilsbesitz im Rahmen der privaten Vermögensverwaltung, der keinen Einfluss auf die Organe des betreffenden Unternehmens ermöglicht, gilt nicht als Beteiligung im Sinne dieser Bestimmung; dies wird bei einem Anteilsbesitz von bis zu 5% vermutet.

7.2.
Similarly, he is prohibited from establishing, acquiring or participating, directly or indirectly, in such an undertaking during the term of this Service Contract. Shareholdings held as part of private asset management which do not confer any influence over the governing bodies of the undertaking in question shall not be deemed a stake within the meaning of this provision; this is presumed in the case of a shareholding of up to 5%.

7.3. Das Wettbewerbsverbot gilt auch zu Gunsten der Verbundenen Unternehmen.	7.3. The covenant not to compete also applies in favor of the Affiliated Companies.

8. Geheimhaltung	8. Confidentiality

8.1.
Der President & CEO wird vertrauliche Informationen einschließlich Geschäftsgeheimnissen der Gesellschaft dritten Personen, einschließlich anderen Vorstandsmitgliedern oder Arbeitnehmern der Gesellschaft, nur im Rahmen seiner Befugnisse zum Wohle der Gesellschaft offenlegen und nutzen. Ferner wird er angemessene Geheimhaltungsmaßnahmen ergreifen (Pflichten nach Ziffer 8.1dieses Dienstvertrages insgesamt„Geheimhaltungspflicht“).

8.1.
The President & CEO shall disclose and use confidential information, including trade secrets of the Company, to third parties, including other members of the board or employees of the Company, only within the scope of his powers and for the benefit of the Company. Furthermore, he shall take appropriate confidentiality measures (obligations under clause 8.1 of the Service Contract collectively referred to as the "Duty of Confidentiality".)

8.2.
Die Geheimhaltungspflicht besteht auch nach Beendigung dieses Dienstvertrages. Soweit der President & CEO durch die nachvertragliche Geheimhaltungspflicht in seinem beruflichen Fortkommen unangemessen beeinträchtigt wird, kann er von der Gesellschaft die Befreiung von dieser Pflicht verlangen.

8.2.
The Duty of Confidentiality shall continue to apply even after the termination of this Service Contract. Insofar as the President & CEO is unduly impeded in his professional advancement by the post-contractual duty of confidentiality, he may request exemption from this duty from the Company.

8.3.
Vertrauliche Informationen sind Geschäftsgeheimnisse und alle wesentlichen Informationen, die als vertraulich gekennzeichnet sind oder deren Vertraulichkeit sich aus den Umständen ergibt. Dazu zählen insbesondere: Geschäftsstrategien,

8.3.
Confidential information comprises trade secrets and all material information that is designated as confidential or whose confidentiality is implied by the circumstances. This includes, in particular: business strategies, economic planning, price

Seite 11 von 22

wirtschaftliche Planungen, Preiskalkulationen und - gestaltungen, Wettbewerbsmarktanalysen, Umsatz-und Absatzzahlen, Personaldaten, Personalrestrukturierungskonzepte, Produktspezifikationen, Erfindungen, technische Verfahren und Abläufe, die nicht öffentlich bekannt sind und einen wirtschaftlichen Wert für die Gesellschaft darstellen, Kundendaten, Lieferantendaten, Passwörter Zugangskennungen.

calculations and structures, competitive market analyses, turnover and sales figures, personnel data, personnel restructuring concepts, product specifications, inventions, technical processes and procedures that are not publicly known and represent economic value for the Company, customer data, supplier data, passwords, and access codes.

8.4. Die Geheimhaltungspflicht nicht in den Fällen des§ 5 GeschGehG.	8.4. The Duty of Confidentiality does not apply in the cases set out in section 5 of the German Business Secrets Act.

8.5. Die Geheimhaltungspflicht gilt auch bezüglich übernommener Mandate und Ämter bei Verbundenen Unternehmen.	8.5. The Duty of Confidentiality also applies to mandates and offices held at Affiliated Companies.

8.6.
Der President & CEO verpflichtet sich, sich weder vor noch nach Ende des Dienstverhältnisses über die Gesellschaft oder andere Gesellschaften der Innio-Gruppe negativ zu äußern - weder öffentlich noch gegenüber Kunden, Mitarbeitern, Geschäftspartnern der Gesellschaft oder von anderen Gesellschaften der Innio-Gruppe; das gilt gleichermaßen für Äußerungen der Gesellschaft und der übrigen Gesellschaften der Innio-Gruppe betreffend den President & CEO. Der President & CEO wird die offizielle Kommunikation (sofern es eine gibt) gegenüber Kunden und Geschäftspartnern im Falle seines Ausscheidens mittragen und übernehmen und keine anderslautenden Informationen kommunizieren.

8.6.
The President & CEO undertakes not to make any negative comments about the Company or other companies within the Innio Group, either before or after the termination of the service relationship – neither publicly nor to customers, employees or business partners of the Company or of other companies within the Innio Group; this applies equally to statements made by the Company and the other companies within the Innio Group concerning the President & CEO. In the event of his departure, the President & CEO shall support and take over the official communication (if any) to customers and business partners and shall not communicate any information to the contrary.

9. Zugriff auf Unterlagen	9. Access to Documents

9.1.
Der President & CEO erhält auch nach der Beendigung des Dienstverhältnisses mit der Gesellschaft, längstens aber bis zum Ablauf der jeweiligen Verjährungsfrist im Falle einer zivilrechtlichen, ordnungswidrigkeitenrechtlichen oder strafrechtlichen Inanspruchnahme im Zusammenhang mit seiner Tätigkeit als Vorstandsmitglied der Gesellschaft Einsichtnahme in die Unterlagen, welche bei objektiver Beurteilung im Hinblick auf die gegen den President & CEO geltend gemachten Ansprüche zur

9.1.
Even after the termination of the service relationship with the Company, but at the latest until the expiry of the relevant limitation period in the event of civil, regulatory or criminal proceedings in connection with his office as executive board member of the Company, the President & CEO shall have access to the documents which, upon objective assessment, may be relevant for his defense against the claims asserted against him, provided that such documents are in the possession of the Company or an Affiliated Company.

Seite 12 von 22

Verteidigung in Betracht kommen, soweit sich diese Unterlagen im Besitz der Gesellschaft oder eines Verbundenen Unternehmens befinden. Die Gewährung einer Einsichtnahme in die Unterlagen erfolgt im Rahmen der rechtlichen, insbesondere datenschutzrechtlichen Bestimmungen und nur nach angemessener schriftlicher Vorankündigung und soweit es für die Gesellschaft mit einem vertretbaren organisatorischen und wirtschaftlichen Aufwand umsetzbar ist. Die Gesellschaft ist berechtigt, die Möglichkeit zur Einsichtnahme mittels Einrichtung eines virtuellen Datenraums zu organisieren. Der President & CEO ist berechtigt, zum Zwecke der Einsichtnahme einen berufsrechtlich zur Verschwiegenheit verpflichteten Berater (Rechtsanwalt, Wirtschaftsprüfer, Steuerberater) hinzuziehen; die Gesellschaft bzw. das Verbundene Unternehmen ist berechtigt, die Gewährung der Einsichtnahme von der vorherigen Unterzeichnung einer Verschwiegenheitsverpflichtung durch den Berater des President & CEO abhängig zu machen.

Access to the documents shall be granted in accordance with applicable legal provisions, in particular data protection regulations and only following reasonable prior written notice and insofar as this can be achieved at a reasonable organisational and financial cost to the Company. The Company is entitled to organize access by setting up a virtual data room. The President & CEO is entitled to engage an advisor (lawyer, auditor, tax adviser) bound by professional confidentiality for the purpose of inspection; the Company or the Affiliated Company is entitled to make the granting of access conditional upon the prior signing of a confidentiality undertaking by the President & CEO's advisor.

9.2.
Von der Pflicht zur Vorlage zur Einsichtnahme gemäß Ziffer 9.1 dieses Dienstvertrages ausgenommen werden solche Unterlagen, welche von der Gesellschaft oder einem Verbundenen Unternehmen oder einem von diesen beauftragten Berater zum Zwecke der Prüfung, Vorbereitung und Geltendmachung von Schadensersatzansprüchen gegen den President & CEO erstellt wurden.

9.2.
Documents prepared by the Company or an Affiliated Company or by an advisor commissioned by them for the purpose of examining, preparing and asserting claims for damages against the President & CEO shall be exempt from the obligation to submit them for inspection pursuant to clause 9.1 of the Service Contract.

9.3.
Der President & CEO darf die nach Ziffer 9.1 dieses Dienstvertrages zugänglich gemachten Unterlagen und die darin enthaltenen Informationen ausschließlich für seine Rechtsverteidigung in dem jeweiligen gerichtlichen oder außergerichtlichen Verfahren verwenden; die bestehenden gesetzlichen und vertraglichen Geheimhaltungs- und Vertraulichkeitspflichten bleiben im Übrigen unberührt. Die Gesellschaft ist berechtigt, jederzeit Auskunft von dem President & CEO über Gegenstand und Status des Verfahrens zu verlangen.

9.3.
The President & CEO may use the documents made available pursuant to clause 9.1 of the Service Contract and the information contained therein exclusively for the purpose of his legal defense in the relevant judicial or extrajudicial proceedings; the existing statutory and contractual obligations of secrecy and confidentiality remain unaffected in all other respects. The Company is entitled at any time to request information from the President & CEO regarding the subject matter and status of the proceedings.

Seite 13 von 22

10. Vertragslaufzeit; Kündigung	10. Term of the Contract; Termination

10.1.
Dieser Dienstvertrag tritt um 00:00 Uhr Ortszeit New York am ersten Handelstag in Kraft, an dem die Aktien der INNIO N.V. an der NASDAQ zum Handel zugelassen werden und der Handel mit diesen beginnt. Sobald diese aufschiebende Bedingung erfüllt ist, tritt dieser Dienstvertrag an die Stelle des Geschäftsführerdienstvertrages vom 1. Oktober 2025 mit allen späteren Änderungen (einschließlich der Ergänzungsvereinbarung von Februar 2026), sowie sämtliche sonstigen etwaigen zwischen den Parteien noch bestehenden Arbeits- oder Dienstverhältnisse, die damit enden.

10.1.
This Service Contract shall come into force at 00:00 local time in New York on the first trading day on which the shares of INNIO N.V. are admitted to trading on the NASDAQ and trading in them commences. Once this condition precedent is fulfilled, this Service Contract shall replace the managing director's service contract dated 1 October 2025, together with all subsequent amendments (including the supplementary agreement of February 2026), as well as any other employment or service relationships that may still exist between the parties, which shall thereby terminate.

10.2.
Dieser Dienstvertrag gilt ab dem Inkrafttreten befristet bis zum Ablauf von drei Kalenderjahren ab seinem Inkrafttreten. Mit Ablauf dieser Vertragslaufzeit verlängert er sich jeweils um ein weiteres Jahr, wenn nicht spätestens sechs Monate vor Ablauf der Befristung oder des jeweiligen Verlängerungszeitraums dem anderen Vertragsteil eine schriftliche Kündigung zugegangen ist. Im Übrigen ist während der Vertragslaufzeit eine ordentliche Kündigung des Dienstverhältnisses ausgeschlossen.

10.2.
This Service Contract shall apply from the date of its entry into force for a fixed term of three calendar years from that date. Upon expiry of this term, it shall be automatically renewed for a further year unless written notice of termination has been received by the other party at least six months before the expiry of the fixed term or the relevant renewal period. Furthermore, ordinary termination of the service relationship is excluded during the term of the contract.

10.3.
Dieser Dienstvertrag endet vor Ende der Befristung bzw. des jeweiligen Verlängerungszeitraums nach Ziffer 10.2 dieses Dienstvertrages mit dem Ablauf von drei Kalendermonaten ab dem Ende des Monats, in dem die dauernde Arbeitsunfähigkeit des President & CEO festgestellt wird, ohne dass es einer Kündigung bedarf. Dauernde Arbeitsunfähigkeit im Sinne dieses Dienstvertrages liegt vor, wenn der President & CEO voraussichtlich auf Dauer nicht in der Lage sein wird, die ihm übertragenen Aufgaben uneingeschränkt zu erfüllen. Die dauernde Arbeitsunfähigkeit wird durch einen Arzt festgestellt. Kommt eine Einigung auf einen Arzt nicht zustande, so ist die Ärztekammer am Sitz der Gesellschaft um die Benennung eines ärztlichen Gutachters zu bitten. Dauernde Arbeitsunfähigkeit gilt als festgestellt, wenn die Arbeitsunfähigkeit ununterbrochen länger als sechs Monate dauerte.

10.3.
This Service Contract shall terminate prior to the fixed term or renewal period specified in clause 10.2 of this Service Contract upon the expiry of three calendar months from the end of the month in which the President & CEO's permanent incapacity for work is established, without the need for notice of termination. Permanent incapacity for work within the meaning of this Service Contract exists if the President & CEO is not expected to be able to perform the duties assigned to him without restriction on a permanent basis. The permanent incapacity for work must be certified by a doctor. If the parties cannot agree on a doctor, the Medical Association at the company’s registered office must be asked to appoint a medical expert. Permanent incapacity for work shall be deemed to have been established if the incapacity for work has lasted for more than six months without interruption.

Seite 14 von 22

10.4. Dieser Dienstvertrag ist jederzeit aus wichtigem Grund fristlos kündbar. Eine Kündigung bedarf der Schriftform.	10.4. This Service Contract may be terminated at any time without notice for good cause. Notice of termination must be given in writing.

10.5.
Im Falle einer Abberufung von seinem organschaftlichem Amt, der Kündigung dieses Dienstvertrages durch eine Partei oder der Amtsniederlegung durch den President & CE, ist die Gesellschaft berechtigt, den President & CEO mit sofortiger Wirkung von seiner Verpflichtung zur Dienstleistung unter Fortzahlung seiner Vergütung gemäß Ziffer 2 und, im Falle einer Unwiderruflichkeit, unter Anrechnung von Urlaubsansprüchen freizustellen. Für die Zeit der Freistellung gilt außerhalb von Urlaubszeiträumen § 615 S. 2 BGB. Der President & CEO ist auch während der Freistellung weiterhin an das vertragliche Wettbewerbsverbot gebunden

10.5.
In the event of removal from his position within the corporate body, termination of this Service Contract by either party, or resignation from the corporate body by the President & CEO, the Company shall be entitled to release the President & CEO from his obligation to perform his duties with immediate effect, whilst continuing to pay his remuneration in accordance with Clause 2 and, in the event of irrevocability, taking into account any holiday entitlements. For the period of release from duties, Section 615(2) of the German Civil Code (BGB) shall apply outside of holiday periods. The President & CEO shall remain bound by the contractual non-competition clause even during the period of release from duties.

10.6.
Unabhängig vom Anlass der Beendigung, legt der President & CEO sein organschaftliches Amt spätestens mit Wirkung zur Beendigung dieses Dienstvertrages nieder. Im Falle einer Freistellung des President & CEO legt er sein organschaftliches Amt mit Wirkung ab Beginn der Freistellung nieder.

10.6.
Regardless of the reason for the termination, the President & CEO must resign from his position within the corporate body with effect no later than the date of the termination of this service contract. In case that the President & CEO is released to perform his duties, he must resign from his position within the corporate body with effect no later than the beginning of his release to perform his duties.

10.7.
Bei Beendigung dieses Dienstvertrags sowie jederzeit auf Verlangen der Gesellschaft hat der President & CEO alle Unterlagen, Gegenstände, Schriftstücke und sonstige Materialien, die im Rahmen des Dienstverhältnisses aus dem Besitz oder Eigentum der Gesellschaft in seinen Besitz gelangt sind, unverzüglich an die Gesellschaft zurückzugeben. Hierunter fallen ausdrücklich auch Kopien und Abschriften derartiger Unterlagen.

10.7.
Upon termination of this Service Contract, and at any time at the Company’s request, the President & CEO must immediately return to the Company all documents, items, papers and other materials that have come into his possession from the Company’s possession or ownership in the course of the employment relationship. This expressly includes copies and duplicates of such documents.

11. Nachvertragliches Wettbewerbsverbot, Abwerbeverbot, Kundenschutzklausel und Vertragsstrafe	11. Post-Contractual Non-Competition, Non-Solicitation, Customer Protection Clause and Contractual Penalty

Seite 15 von 22

11.1.
Der President & CEO verpflichtet sich für die Dauer von zwölf Monaten nach Ende des Dienstverhältnisses sich weder unmittelbar oder mittelbar an einem Unternehmen, welches mit der Gesellschaft in Deutschland, Österreich Finnland, den Niederlanden, China, United Kingdom und/oder USA in direktem oder indirektem Wettbewerb steht oder mit einem Wettbewerbsunternehmen verbunden ist, zu beteiligen noch selbständig oder unselbständig, sei es als Berater, Arbeitnehmer, Geschäftsführer, Vorstand oder Mitglied eines Gesellschaftsorgans tätig zu werden. Eine Beteiligung in Höhe von bis zu 5% des Grundkapitals von börsennotierten Unternehmen unterfällt nicht dem Wettbewerbsverbot. Zudem sind wirtschaftlich stark untergeordnete Tätigkeiten bei Konkurrenzunternehmen, die sowohl vertraglich wie auch tatsächlich so abgegrenzt sind, dass die schutzwürdigen Interessen der Gesellschaft nicht berührt werden, ausgenommen. Der President & CEO hat der Gesellschaft in diesem Fall hierüber unaufgefordert zu Beginn, und jederzeit auf Verlangen der Gesellschaft während des nachvertraglichen Wettbewerbsverbots, einen glaubhaften Nachweis zu erbringen.

11.1.
The President & CEO undertakes, for a period of twelve months following the termination of the service relationship, neither directly nor indirectly to acquire an interest in any company which is in direct or indirect competition with the Company in Germany, Austria, Finland, the Netherlands, China, the United Kingdom and/or the USA or which is affiliated with a competing company, nor to act in any capacity, whether self-employed or employed, as a consultant, employee, managing director, board member or member of a corporate body. A shareholding of up to 5% of the registered share capital of listed companies does not fall within the non-competition restriction. Furthermore, economically insignificant activities at competing companies that are contractually and factually delineated in such a way that the Company's legitimate interests are not affected are also excluded. In this case, the President & CEO shall provide credible evidence thereof to the Company at the outset without being requested to do so, and at any time upon request by the Company during the post-contractual non-competition period.

11.2.
Der President & CEO verpflichtet sich, für die Dauer von zwölf Monaten nach Ende des Dienstverhältnisses, weder direkt noch indirekt in Geschäftsbeziehungen zwischen der Gesellschaft und ihren Kunden, potentiellen Kunden, Gläubigern, Lieferanten oder Lizenznehmern einzugreifen, diese insbesondere nicht abzuwerben, oder diese zur Beendigung ihrer Geschäftsbeziehung mit der Gesellschaft zu veranlassen oder all dies auch nur zu versuchen, sei es im eigenen Namen oder für eine andere Person oder für ein Unternehmen. Erfasste Geschäftsbeziehungen sind nur solche, die entweder bei Ausscheiden bestehen, konkret absehbar sind und/oder während eines Zeitraums von 24 Monaten vor Beendigung des Dienstvertrages bestanden haben.

11.2.
The President & CEO undertakes, for a period of twelve months after the end of the service relationship, not to directly or indirectly interfere in business relationships between the Company and its customers, potential customers, creditors, suppliers or licensees, in particular not to solicit them, or to induce them to terminate their business relationship with the Company, or even to attempt any of the foregoing, whether in his own name or on behalf of another person or company. Covered business relationships are only those that either exist at the time of departure, are concretely foreseeable, and/or existed during a period of 24 months prior to termination of the Service Contract.

Seite 16 von 22

11.3.
Für die Einhaltung des nachvertraglichen Wettbewerbsverbotes und des Kundenschutzes erhält der President & CEO während der Dauer dieser nachvertraglichen Verbote eine Entschädigung in Höhe von 50% seiner zuletzt bezogenen Grundvergütung. Der President & CEO ist verpflichtet, sich während der Laufzeit des nachvertraglichen Wettbewerbsverbots den Wert dessen auf die Entschädigung anrechnen zu lassen, was er infolge anderweitiger Verwendung seiner Dienste erwirbt oder zu erwerben böswillig unterlässt, soweit diese Einkünfte zusammen mit der Entschädigung 100% seiner zuletzt bezogenen vertraglichen Leistungen übersteigen.

11.3.
In consideration for compliance with the post-contractual non-competition restriction and customer protection, the President & CEO shall receive during the term of these post-contractual restrictions compensation of 50% of his most recently drawn base salary. The President & CEO is obliged, during the term of the post-contractual non-competition restriction, to offset against the compensation the value of whatever he earns or in bad faith fails to earn through the alternative use of his services, to the extent that such earnings together with the compensation exceed 100% of his most recently drawn contractual remuneration.

11.4.
Die Gesellschaft kann vor und nach Beendigung des Dienstvertrages durch schriftliche Erklärung auf die Einhaltung des nachvertraglichen Wettbewerbsverbotes und des Kundenschutzes mit der Folge verzichten, dass das nachvertragliche Wettbewerbsverbot sowie die Verpflichtung zur Zahlung einer Karenzentschädigung mit Ablauf von drei Monaten seit der Erklärung enden.

11.4.
The Company may, by written declaration before or after termination of the Service Contract, waive compliance with the post-contractual non-competition restriction and customer protection, with the consequence that the post-contractual non-competition restriction and the obligation to pay a garden leave compensation shall end upon expiry of three months from the date of such declaration.

11.5. Soweit vorstehend nichts anderes geregelt ist, gelten die §§ 74 ff. HGB mit Ausnahme des § 75 Abs. 2 HGB entsprechend; dies gilt insbesondere für die geltungserhaltende Reduktion nach § 74a HGB.
11.5.
To the extent not otherwise regulated above, sections 74 et seq. of the German Commercial Code (“HGB”), with the exception of section 75 (2) of the HGB, shall apply mutatis mutandis; this applies in particular to the validity-preserving reduction pursuant to section 74a of the HGB.

11.6.
Der President & CEO verpflichtet sich zudem für die Dauer von zwölf Monaten nach Ende des Dienstverhältnisses weder direkt noch indirekt Mitarbeiter der Gesellschaft für fremde Personen oder Arbeitgeber abzuwerben, diese zu rekrutieren oder diese zur Auflösung ihres Beschäftigungsverhältnisses mit der Gesellschaft zu ermutigen oder all dies auch nur zu versuchen.

11.6.
The President & CEO shall undertake, for a period of twelve months after the end of the service relationship, not to directly or indirectly solicit, recruit or encourage employees of the Company on behalf of third parties or other employers to terminate their employment with the Company, or to attempt any of the foregoing.

11.7. Für jeden Fall des Verstoßes gegen das nachvertragliche Wettbewerbsverbot, das Abwerbeverbot oder die Kundenschutzklausel ist der President & CEO gegenüber der Gesellschaft zur	11.7. For each instance of breach of the post-contractual non-competition restriction, the non-solicitation obligation or the customer protection clause, the President & CEO shall be

Seite 17 von 22

Zahlung einer Vertragsstrafe in Höhe von sechs Nettomonatsentgelten verpflichtet. Im Falle eines dauernden Verstoßes zählt jeder angebrochene Kalendermonat als eigenständiger, gesonderter Verstoß, die Vertragsstrafe wird jedoch bei einem Dauerverstoß auf maximal zwei Nettojahresgehälter gedeckelt. Die Geltendmachung eines weitergehenden Schadens bleibt vorbehalten.

obliged to pay the Company a contractual penalty in the amount of six times the net monthly remuneration. In the event of a continuing breach, each commenced calendar month shall constitute an independent and separate breach; however, in the case of a continuing breach the contractual penalty shall be capped at a maximum of two net annual remunerations. The right to claim further damages is reserved.

12. Anwendbares Recht; Einhaltung Rechtlicher Vorgaben; Maßgebliche Sprachfassung	12. Choice of Laws; Compliance; Relevant Version

12.1. Dieser Dienstvertrag unterliegt dem Recht der Bundesrepublik Deutschland.	12.1. This Service Contract shall be governed by the laws of the Federal Republic of Germany.

12.2. Die Parteien sind sich darüber bewusst, dass auf das Organverhältnis das Recht des Königreiches der Niederlande Anwendung findet.	12.2. The Parties acknowledge that the corporate relationship between the Parties is governed by the laws of the Kingdom of the Netherlands.

12.3. Im Falle eines Widerspruchs zwischen der deutschen und der englischen Fassung dieses Dienstvertrages ist ausschließlich die deutsche Fassung maßgeblich.	12.3. In the event of a contradiction between the German and English version of this Service Contract, the German version shall be decisive.

13. Diensterfindungen	13. Service Inventions

13.1.
Der President & CEO tritt hiermit alle Rechte an allen von ihm während des Dienstverhältnisses mit der Gesellschaft erzeugten Erfindungen und Arbeitsergebnisse, unabhängig von ihrer Patent- oder Gebrauchsmusterschutzfähigkeit, an technischen und organisatorischen Verbesserungsvorschlägen und an Computersoftware, die vom President & CEO während der Dauer dieses Dienstvertrags gemacht und entwickelt werden ("Erfindungen") unwiderruflich an die Gesellschaft ab, unabhängig davon, ob die Erfindungen während der Arbeitszeit des President & CEO oder, sofern die Erfindungen mit den vertraglichen Pflichten des President & CEO verbunden sind, außerhalb seiner Arbeitszeit erzeugt wurden, und die Gesellschaft nimmt diese Abtretung hiermit an.

13.1.
The President & CEO hereby assigns to the Company all rights in all inventions and work results created by him during the term of the service relationship with the Company, irrespective of their capability of being protected by patent or utility model, in technical and organizational improvement proposals and in computer software which are made and developed by the President & CEO during the term of this Service Agreement (“Inventions”), irrevocably to the Company, irrespective of whether the Inventions were created during the President & CEO’s working hours or, provided the Inventions are connected with the President & CEO’s contractual duties, outside his working hours, and the Company hereby accepts this assignment.

Seite 18 von 22

13.2.
Soweit die Abtretung eines Rechts an einer solchen Erfindung rechtlich nicht möglich ist, gewährt der President & CEO der Gesellschaft hiermit die unwiderruflichen, ausschließlichen, zeitlich, sachlich und räumlich unbeschränkten (weltweiten) Nutzungsrechte an den Erfindungen, insbesondere zur unentgeltlichen und entgeltlichen gänzlichen und/oder teilweisen Verwertung, Veröffentlichung, Vervielfältigung, Verbreitung, Bearbeitung, Weiterentwicklung, Sendung, unkörperlichen Wiedergabe und/oder zur Zugänglichmachung an die Öffentlichkeit im In- und Ausland sowie jeder sonstigen derzeit oder künftig möglichen Nutzung (gleichgültig ob heute schon bekannt), beispielsweise auch im Internet oder sonstigen neuen Medien. Die Gesellschaft nimmt diese Übertragung hiermit an. Die Gesellschaft ist insbesondere auch berechtigt, diese Rechte ganz oder teilweise selbst oder durch Dritte auszuüben, auf Dritte zu übertragen sowie Sublizenzen zu erteilen bzw. Dritten ausschließliche und nicht-ausschließliche Nutzungsrechte einzuräumen; ferner dafür (auch in Verbindung mit anderen Leistungen und Arbeitsergebnissen des President & CEO, der Gesellschaft oder eines Dritten) Schutzrechte anzumelden, wobei der President & CEO alle Erklärungen abgeben wird, die im Zuge von Registrierungsverfahren erforderlich sind. Eine Nutzungsverpflichtung der Gesellschaft besteht nicht. Der President & CEO verzichtet auf das Recht, als Urheber eines Arbeitsergebnisses genannt zu werden, auf das Bearbeitungsrecht und auf das Recht, ein Werk öffentlich zugänglich zu machen.

13.2.
To the extent the assignment of a right in any such Invention is not legally possible, the President & CEO hereby grants to the Company irrevocable, exclusive, unlimited (worldwide) rights of use in and to the Inventions without limitation in time or scope, in particular for the gratuitous or non‑gratuitous full and/or partial exploitation, publication, reproduction, distribution, adaptation, further development, broadcasting, making available in non‑physical form and/or making available to the public in Germany and abroad as well as any other currently known or future form of use (irrespective of whether known today), for example also on the internet or in other new media. The Company hereby accepts this grant of rights. The Company shall in particular also be entitled to exercise these rights in whole or in part itself or through third parties, to transfer such rights to third parties and to grant sublicenses or grant third parties exclusive and non‑exclusive rights of use; furthermore to apply for protective rights (industrial property rights) therefor (also in connection with other services and work results of the President & CEO, the Company or any third party), whereby the President & CEO shall issue all declarations required in the course of registration procedures. The Company shall not be under any obligation to use the rights. The President & CEO waives the right to be named as author of a work result, the right to adaptation and the right to make a work publicly available.

13.3.
Der President & CEO hat der Gesellschaft jede Diensterfindung, im Zweifel alle seine Erfindungen und Entdeckungen, die patentfähig sein oder zu einer patentfähigen Erfindung führen könnten, unverzüglich zu melden und sie der Gesellschaft zur Verwertung anzubieten. Der President & CEO hat seine Erfindungen, Entdeckungen und sonstigen Arbeitsergebnisse vertraulich zu

13.3.
The President & CEO shall notify the Company without undue delay of any service invention (Diensterfindung), and in case of doubt of all his inventions and discoveries which may be patentable or may lead to a patentable invention, and shall offer them to the Company for exploitation. The President & CEO shall treat his inventions, discoveries and other work results as confidential and keep them secret from third parties.

Seite 19 von 22

behandeln und Dritten gegenüber geheim zu halten.
13.4.
Diese Rechteeinräumung und der Rechtsverzicht sind durch die dem President & CEO geleistete Vergütung bereits vollständig abgegolten. Der President & CEO ist verpflichtet, bei der Ausübung seiner dienstlichen Tätigkeit dafür Sorge zu tragen, dass keine Urheberrechte, Leistungsschutzrechte oder sonstigen Rechte Dritter verletzt werden.

13.4.
This grant of rights and waiver of rights are fully compensated by the remuneration paid to the President & CEO. The President & CEO is obliged, in performing his duties, to ensure that no copyrights (Urheberrechte), neighbouring rights (Leistungsschutzrechte) or other rights of third parties are infringed.

14. Schlussvereinbarungen	14. Final Provisions

14.1.
Mit Inkrafttreten dieses Dienstvertrages werden alle eventuell bisher vorhandenen schriftlichen oder mündlichen Absprachen und Nebenabreden hinfällig. Ergänzende mündliche Abmachungen zu diesem Dienstvertrag wurden nicht getroffen. Unberührt bleibt Ziffer 2.3 dieses Dienstvertrages.

14.1.
Upon the entry into force of this Service Contract, all prior written or oral agreements and collateral arrangements, if any, shall cease to have effect. No supplementary oral agreements to this Service Contract have been made. Clause 2.3 of this Service Contract shall remain unaffected

14.2.
Individuelle Vertragsabreden zwischen den Parteien sind formlos wirksam (vgl. § 305b BGB). Im Übrigen bedürfen Änderungen, Ergänzungen und Nebenabreden zu diesem Dienstvertrag zu ihrer Wirksamkeit der Schriftform. Gleiches gilt für die Änderung dieses Schriftformerfordernisses

14.2.
Individual contractual agreements between the Parties are effective without formality (cf. section 305b of the BGB). In all other respects, amendments, supplements and side agreements to this Service Contract require written form to be effective. The same applies to the amendment of this written form requirement

14.3. Die Geltendmachung aller sich aus diesem Dienstvertrag ergebenden Ansprüche im Urkundenprozess ist ausgeschlossen.	14.3. The assertion of any claims arising from this Service Contract in a document-based proceeding is excluded.

14.4.
Sollte eine Bestimmung dieses Dienstvertrages unwirksam sein oder werden, so berührt dies die Wirksamkeit der übrigen Vertragsbestimmungen nicht. Die unwirksame Bestimmung wird durch eine wirksame Regelung ersetzt, die dem wirtschaftlich Gewollten am nächsten kommt.

14.4.
Should a provision of this Service Contract be or become invalid, this shall not affect the validity of the remaining contractual provisions. The invalid provision shall be replaced by a valid regulation which comes closest to what was economically intended.

Seite 20 von 22

Unterschriften/Signatures

INNIO Holding GmbH, vertreten durch ihre Alleingesellschafterin/represented by its sole shareholder

AI Alpine (Luxembourg) S.à.r.l., vertreten durch/represented by

Datum/Date:	24 May 2026	Datum/Date:	24 May 2026

	/s/Jean-Francois Jochum		/s/Andreas Neugebauer
Name:	Jean-Francois Jochum	Name:	Andreas Neugebauer

Position:	Geschäftsführer/ Managing Director	Position:	Geschäftsführer/ Managing Director

Dr. Olaf Berlien

Datum/Date:	24 May 2026

/s/ Olaf Berlien

Seite 21 von 22

Anlage 1:		Annex 1:

Liste mit Nebentätigkeiten des President & CEO, in deren Übernahme die Gesellschaft zum Zeitpunkt des Abschlusses dieses Dienstvertrages eingewilligt hat:		List of the President & CEO's secondary activities, to the assumption of which the Company has consented at the time of conclusion of this Service Contract:

	Aufsichtsrat der Droege AG.	-	Supervisory Board of Droege AG.

-	Beirat der Diehl Stiftung & Co. KG.	-	Advisory Board of Diehl Stiftung & Co. KG.

-	Geschäftsführer und Alleingesellschafter der BC Consulting GmbH (Beratung).	-	Managing Director and sole shareholder of BC Consulting GmbH (consultancy).

-	Vermögensverwaltende Vehikel (Menta KG, Pars Capital GmbH).	-	Asset management vehicles (Menta KG, Pars Capital GmbH).

-	Senat des acatech – Deutsche Akademie der Technikwissenschaften e.V.	-	Senate of acatech – Deutsche Akademie der Technikwissenschaften e.V.

-	Beirat und Honorarprofessur an der Technischen Universität Berlin.	-	Advisory Board of and honorary professorship at Technische Universität Berlin.

Seite 22 von 22